UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2015

PERVASIP CORP.

(Exact name of registrant as specified in its charter)

New York	000-04465	13-2511270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

430 North Street

White Plains, NY 10605

(Address of principal executive offices)

(914) 750-9339

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))21723200

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 3.02 Unregistered Sales of Equity Securities.

Item 5.01 Changes in Control of Registrant.

On July 1, 2015, Pervasip Corp. (the “Company”) executed and closed under a securities purchase agreement with Flux Carbon Corporation (the “Buyer”), pursuant to which the Company acquired from Buyer 100% of the issued and outstanding equity of Plaid Canary Corporation, a Delaware corporation (“PCC”), in consideration of the issuance by the Company of 500,000 shares of Series H preferred stock, par value $0.00001 (the “Series H Preferred Stock”) of the Company.

PCC and the Company then signed a merger agreement, pursuant to which the Company will be merged into PCC on a one (1) to one (1) basis. Among other things, the merger agreement calls for each share of Series H Preferred Stock issued and outstanding immediately prior to the merger to be converted on a one (1) to one (1) basis into one (1) validly issued, fully paid and nonassessable share of PCC Series A Preferred Stock, which will have the same features as the Series H Preferred Stock. The merger also calls for each share of the Company’s Common Stock issued and outstanding immediately prior to the merger to be converted on a one (1) to one (1) basis, or into one (1) validly issued, fully paid and nonassessable share of PCC Common Stock. Upon the completion of the merger, each share of Company Common Stock and Preferred Stock shall no longer be outstanding and shall automatically be canceled and cease to exist, and each holder of a certificate representing any share of Company Common Stock and Preferred Stock shall cease to have any rights with respect thereto other than the right to receive, as the case may be, PCC Common Stock or Preferred Stock to be issued in exchange therefor upon the surrender of such certificate, properly endorsed to PCC.

For all the terms and conditions of the securities purchase agreement and merger agreement (the “Agreements”) described above, reference is hereby made to the Agreements annexed hereto as Exhibit 10.1 and Exhibit 10.2. All statements made herein concerning the foregoing Agreements are qualified by reference to said exhibits. The Agreements additionally provide for the cancellation of all shares of Company preferred stock except for shares of the Company’s Series H Preferred Stock, and the completion by the Company of the appropriate filings to give effect to the merger as described above. The merger can be expected to become effective after the later of (a) twenty days after the mailing of the relevant Information Statement, which the Company expects to file during July 2015, and (b) notice from FINRA that the merger will be announced on the Daily List published by FINRA.

The aforementioned sale of securities was effected in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of securities pursuant to Section 4(2) of the Act on the basis that their issuance did not involve a public offering, and no underwriting fees or commissions were paid by the Company in connection with such sale.

SECTION 8 OTHER EVENTS

Item 8.01 Other Events.

On July 2, 2015 the Company issued a press release announcing the purchase agreement, a copy of which is attached hereto as Exhibit 99.1. The Company additionally issued a press release on July 8, 2015, a copy of which is attached hereto as Exhibit 99.2.

SECTION 9 FINANCIAL STATEMENT AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Number	Documents
10.1	Securities Purchase Agreement dated July 1, 2015 by and among Flux Carbon Corporation and Pervasip Corp.
10.2	Agreement and Plan of Merger dated July 1, 2015 between Plaid Canary Corporation and Pervasip Corp.
99.1	Press release of Pervasip Corp. dated July 2, 2015.
99.2	Press release of Pervasip Corp. dated July 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIP CORP.

Date: July 8, 2015	By:	/s/ Paul H. Riss
Name: Paul H. Riss
Title: Chief Executive Officer